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                                                                   EXHIBIT 10.02

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made between David L. Weir, an individual residing at 8824 Dunsinane Drive, Dublin, Ohio 43017 (hereinafter "Executive") and Denison Hydraulics, Inc. (hereinafter the "Company", a New York corporation, with its principal place of business located at 14249 Industrial Parkway, Marysville, Ohio 43040-9551 and Denison International plc (hereinafter "DIL") with registered offices at 107 Hammersmith Road, London, England W14 OQH.

1.   Recitals

     (a) The Executive has heretofore served in the position of President and CEO of DIL and the Company.


     (b) The Board of Directors of DIL want to assure the Company and DIL of the continued services of the Executive with a new employment contract.


     (c) The parties agree that this Employment Agreement shall supersede all prior understandings between the parties, whether oral or written.


     (d) In consideration of the mutual promises of the Company and the Executive contained in this Employment Agreement, the Company and the Executive enter into this Employment Agreement with the terms and conditions set forth herein.

2.   Employment

The Company agrees to employ and the Executive agrees to serve as President and CEO of Denison International plc and Denison Hydraulics Inc., at its Marysville, Ohio headquarters.

3.   Term

The term of this Employment Agreement shall begin 1 June 1998 and end 30 May
2000.

4.   Compensation

The Company shall pay the Executive total "Compensation" consisting of a "Base Salary" of two hundred and twenty-five thousand dollars per year ($225,000) for each of the two years of the contract period, payable by Denison Hydraulics Inc. in equal semi-monthly installments, less withholdings required by law and "Directors Fees" of twelve thousand English pounds ((pound)12,000) payable by DIL.


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5.   Bonus Program

The Executive shall be entitled to an annual incentive bonus from the Company based on meeting the annual budget, with respect to profits, management of assets, and return on capital employed, as well as meeting strategic objectives which will be mutually agreed upon in writing between the Executive and the Board of Directors on an annual basis. This incentive bonus will be up to a maximum of sixty percent (60%) of the Executive's Compensation or an appropriate lesser amount if all objectives have not been met as specified in the written annual objectives agreed between the Executive and the Board of Directors. The timing of the payment of any bonus will be at the discretion of the Board of Directors, but in no event will any incentive bonus, if earned, be paid later than five (5) days after the auditors have finalized the Company's annual financial statements.

6.   Employment Benefits

The Executive shall be entitled to participate to the full extent of his Compensation in all Company benefit plans in which the executive presently participates subject to the Company's right to eliminate any such benefit plan or change any of the terms and conditions of such benefit plans. If any benefit plan is replaced by a different plan, the Executive shall have the right to participate in the new benefit plan on a basis comparable to the Executive's present participation in existing plans. Notwithstanding the Company's standard vacation benefit plan, the Executive will be entitled to four (4) weeks annual vacation.

7.   Share Option

In addition to the share options granted to the Executive in August 1997, either exercised or un-exercised, the Executive shall receive an additional seventy thousand (70,000) share options in DIL to be granted in July 1998, in accordance with the Share Option Plan.

8.   Company Car

The executive shall be entitled to the use of a Company car, the same or similar to the one currently provided, with a mobile telephone for use in the car at the Company's expense. The Company will pay all running, maintenance, and insurance costs of the car. The Executive will be responsible for the taxation of the benefit of personal use. The Executive shall have the right to purchase the car at the end of the lease for the buy-out cost less any excess mileage charge under the lease which will be paid by the Company.

9.   Death or Disability

Should Executive become unable to perform his duties hereunder by reason of his death during the term of this Agreement, the


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Executive's family or estate shall receive the equivalent of three (3) months'
salary after the Executive's death. Should the Executive become unable to perform his duties under this Agreement by reason of disability during the term of this Agreement, the Executive shall continue to receive salary for three (3) months after the disability is considered to be a permanent and total disability. A disability shall be considered to be permanent and total if the Executive is unable to perform his employment responsibilities for one hundred and twenty (120) consecutive days during the term of this Agreement.

10.  Change of Control

For purposes of this Agreement, a change of control of DIL shall be deemed to have occurred if and when (a) any person or group of persons acting in concert shall have acquired ownership of or the right to vote or direct the voting of shares of capital stock of the Company representing fifty percent (50%) of the total voting power of the Company, or (b) the Company shall have merged into, consolidated or formed a joint venture of any type, with any corporation or organization, or merged another corporation or organization into the Company, on the basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by the shares held by the former shareholders of the Company prior to such merger or consolidation, or (c) the Company shall have sold substantially all of its assets to another corporation or organization or person. In the event of such change in control of DIL, the Executive shall be entitled to receive a bonus from the Company of (pound)250,000, payable immediately when the change of control becomes effective. In addition, the Executive shall be guaranteed a period of two (2) months after the change of control becomes effective in order to evaluate his continued relationship with the surviving entity after the change in control. If the Executive elects to resign during this guaranteed evaluation period of two
(2) months, the Executive shall be entitled to be paid his Compensation through the end of the Agreement or for a period of twelve (12) months after his notice of resignation, whichever is later. If the Executive does not elect to resign during this guaranteed evaluation period of two (2) months, the Executive's terms and conditions of employment will again be subject to this Agreement.

In the event that the Executive is terminated, other than for cause, within six months of a change of control, the Executive shall also be entitled to receive an incentive bonus of 60% of Compensation.

11.  Resignation

Should the Executive voluntarily resign, the Executive will give the Board of Directors 3 (three) months notice in writing. The Executive's salary and employment benefits will be paid up to the effective date of such resignation.


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12.  Termination

This Agreement may be terminated by the Company without cause at any time by giving written notice to the Executive of the Executive's termination. In the event the Executive is terminated under this provision, the Executive shall be entitled to receive the Executive's Compensation, use of Company car and phone, profit sharing contribution to Company 401K Plan, and all other employment benefits until the later of 30 May 2000 or twelve (12) months after the date of the written notice of termination, whichever is later. This period of continued salary and benefits shall count as vested service for any of the service-vested employment benefits and for the Executive in connection with any share options subject to the provision contained in the Share Option Plan.

In the event the Executive is terminated under this provision, the Executive shall also be entitled to receive an incentive bonus of 60% of Compensation for the proportion of the year in which the Executive served the Company, subject to the Company achieving the performance as specified in Section 5.

13.  Discharge

The Company retains the right to discharge the Executive during the term of this Agreement for cause. For purposes of this discharge provision in this Agreement, cause shall be limited to mean (a) the Executive's willful refusal or unreasonable failure to perform the Executive's duties as President of the Company, after failure of the Executive to remedy such willful refusal or unreasonable failure within thirty (30) days of receiving specific written notice of such refusal or failure from the Board of Directors; (b) the Executive's gross negligence in the Executive's performance of duties as President of the Company, after failure of the Executive to remedy such gross negligence within thirty (30) days of receiving specific written notice of such negligence from the Board of Directors; or (c) the Executive's conviction of a felony in any court of law, whether or not such conviction is appealable. If the Board of Directors concludes it has grounds to discharge the Executive in accordance with this provision of the Agreement, the Chairman of the Board shall provide written notice to the Executive of the grounds that are asserted for the discharge under this section of the Agreement. The Executive shall not be entitled to any additional salary or employment benefits after the date of any such notice of discharge unless the Executive appeals the notice of his discharge in accordance with the provisions in Section 14 of this Agreement and the Board of Directors decides to withdraw the notice of discharge.

14.  Appeal of Discharge

The Executive shall have the right to appeal any notice of discharge issued in accordance with Section 13 of this Agreement.


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If the Executive decides to appeal his notice of discharge, the Executive shall within thirty (30) calendar days from the receipt of this notice of grounds asserted for discharge under his Agreement submit in writing to the Chairman of the Board the Executive's appeal and any opposing information and documentation in rebuttal to the grounds asserted for the discharge. If the Executive submits an appeal and opposing information or documentation to the Chairman of the Board, the Board shall evaluate such information or documentation. If after such review, the Board concludes it confirms its decision to discharge the Executive in accordance with the grounds identified in its initial notice, the Chairman of the Board shall deliver a second written notice to the Executive explaining the Board's decision to discharge the Executive and the final grounds for said discharge within thirty (30) days after the Chairman of the Board received the appeal from the Executive. If the Board decides not to discharge the Executive after evaluation of the opposing information or documentation submitted by the Executive, the Chairman of the Board shall deliver notice to the Executive withdrawing the initial notice of discharge under this Agreement within thirty
(30) days after the Chairman of the Board received the appeal from the Executive. The Executive shall not be entitled to any additional salary or employment benefits during any appeal under this section unless the Board of Directors decides to withdraw the notice of discharge of the Executive in accordance with the provisions of this section of the Agreement.

15.  Covenants and Confidential Information

     (a) The Executive agrees that during the term of this Agreement and during any period of time for which the Executive is receiving Compensation under paragraphs 10, 11, or 12 of this Agreement, (and with respect to paragraphs (ii) and (iii) below for a period of two years after the period of this Agreement), that the Executive will not, directly or indirectly, through any Company owned or controlled by the Executive, do or suffer any of the following:


          (i) Own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engaged in any business, which is engaged in any manner in, or otherwise competes with, the business of the Company, the Company's direct parent corporation, DIL, or any of the Company's subsidiaries (as conducted on the date the Executive ceased to be employed by the Company in any capacity); provided, however, that the ownership of not more than one percent (1%) of the stock of any publicly


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               traded corporation shall not be deemed a violation of this covenant.

         (ii) Employ, assist in employing or otherwise associate in business with any present, former or future employee, officer or agent of the Company, DIL or any of the Company's subsidiaries; or


        (iii) Induce any person who is an employee, officer or agent of the Company, DIL or any of the Company's subsidiaries to terminate said relationship.


     (b) The Company's business requires the Executive to be exposed to the following types of proprietary information and property (collectively, "Trade Secrets"):


          (i) Confidential information relating to business affairs, including customers lists, manufacturing processes, formulas, pricing and marketing data, personnel data, and other information of like nature (collectively "Confidential Information"); and


         (ii) Intellectual properties, including products, processes, designs, or apparatuses or related materials, whether or not now or hereafter made, capable of being made or marked to indicate that it has been made the subject of any copyright, patent or trademark, registered, certified, published or otherwise, and the ideas, methods and techniques relating thereto are capable of being gleaned through an examination thereof (collectively "Intellectual Properties"); and


        (iii) Any and all other information and/or property (A) which the Company shall at any time identify to you as Confidential Information or Intellectual Property or (B) the unauthorized use, transfer or disclosure of which arguably could in any manner prejudice the best interests or competitive advantage of the Company.

                    All Trade Secrets at any time generated, conceived, developed or in any manner contributed to or resulting from work done by the Executive in connection with the Company's business, or at the Company's direction, shall be and remain the Company's exclusive property, hereby assigning to the Company all the Executive's right, title and interest in and to the same. The Executive shall not in any manner, so long as the Company views any Trade Secrets as proprietary, suffer the use of any third


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                    party of any Trade Secrets, or disclose, transfer or
                    otherwise make available any Trade Secrets owned or hereby assigned to the Company to any person or entity not employed by the Company or authorized in writing by the Company to receive or be privy to the same except as same shall be required in connection with Executive carrying out the Executive's duties hereunder. The Executive shall, upon termination of this Agreement, immediately return to the Company all physical manifestations of any and all Trade Secrets owned or hereby assigned to the Company. This covenant, with respect to Trade Secrets, shall continue indefinitely including after the Executive shall cease to be employed by the Company.

     (c) The Executive agrees that during the term of this Agreement, the Executive will not, directly or indirectly through any company owned or controlled by the Executive, interfere with or disrupt any business relationships, contractual or otherwise, between the Company and any of its suppliers or, contact or solicit business from customers doing business with the Company or DIL or who did business with the Company or DIL during the term of this Agreement. The Executive further agrees that during the term of this Agreement the Executive shall not enter into any arrangement with any person, firm or entity, which competes with the business of the Company of DIL which could benefit from the use of the Company's Trade Secrets.


     (d) The Executive expressly agrees and understands that the remedy at law for any breach by the Executive of this section of this Agreement will be inadequate in that the damages flowing from such breach are not readily susceptible to being measure in monetary terms. Accordingly, it is acknowledged that upon adequate proof of the Executive's violation of any legally enforceable provision of this section of this Agreement, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this section of this Agreement shall be deemed to limit the Company's remedies at law in the event the Executive breaches any of the provisions of this Section of this Agreement.


     (e) In the event the Executive violates any legally enforceable provision of this section of this Agreement as to which there is a specific time period during which the Executive is prohibited from taking certain actions or from engaging in certain activities, as set


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          forth in such provision, then in such event, such violation shall toll the running of such time period from the date of such violation shall cease.

     (f) The Executive has carefully considered the nature and extent of the restrictions upon the Executive and the rights and remedies conferred upon the Company under this section of this Agreement and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent scale and experience of the Executive, would not operate as a bar to the Executive's sole means of support are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Executive.


     (g) The covenants set forth in this section of this Agreement shall be construed as agreement independent of any other provisions of this Agreement; and the existence of any claim or cause of action of the Executive against the Company, whether predicted on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these covenants.


     (h) For purposes of the Agreement, the business of the Company shall mean the manufacture and/or sale of hydraulic pumps and valves.

16.  Severability

If any provision of this Agreement or its application to any circumstances shall be determined by any court of competent jurisdiction to be unenforceable to any extent, the remainder of this Employment Agreement or the application of such provision to other circumstance shall not thereby be affected; and each provision of the Employment Agreement shall be valid and enforced to the fullest extent permitted by law.

17.  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the state of Ohio.

18.  Successors and Assigns

The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the Company and its successors and assigns, and the rights and obligations of the Executive under this section of this Agreement shall be binding upon the Executive, and the Executive's heirs, personal representatives and estate.


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19.  Arbitration

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association for labor and employment disputes, and judgment upon the award rendered by the arbitrator shall be deemed to possess the power to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this section of this Agreement shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by the Executive of the Executive's covenants contained in subparagraphs (a), (b) and (c) of Section 13 of this Agreement.

20.  Notices

Any notice to be given under this Agreement must be in writing and will be deemed duly given (a) when personally delivered and receipted for, (b) two (2) postal delivery days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (c) one
(1) business day after having been dispatched by a nationally recognized overnight courier service addressed to the parties at the following addresses, or at such other address as is given in writing by either party to the other as follows:


           To Employee:                           Mr. David L. Weir
                                                  8824 Dunsinane Drive
                                                  Dublin, Ohio 43017

           To the Company                         Denison Hydraulics Inc.
           or the Board of Directors:             14249 Industrial Parkway
                                                  Marysville, Ohio 43040
                                                  Attention: Colin Keith
                                                  Chairman of the Board of
                                                        Directors

21.  Waiver

To failure of either party to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the Company and the Executive herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

22.  Counterparts

This Agreement may be executed in any number of counterparts, and such counterparts shall be deemed to be an original instrument,


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but all such counterparts together shall constitute but one Agreement.

IN WITNESS WHEREOF, Denison Hydraulics Inc., and Denison International plc has caused this Employment Agreement to be executed and delivered by its duly authorized officer, and David L. Weir has executed and delivered this Agreement all on the date and year first written above.


WITNESS:                                      DENISON HYDRAULICS INC.

/s/ Anders Brag                               /s/ J. C. Keith

Date: August 10, 1998                         Its: Chairman
                                              Date: August 10, 1998

WITNESS:                                      DAVID L. WEIR

/s/ Doris Etling                              /s/David Weir

Date: July 27, 1998                           Its: President
                                              Date: July 27, 1998


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